Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Tim Franta, the Chief Executive Officer of Starfighters Space, Inc., and David Whitney, the Chief Financial Officer of Starfighters Space, Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the amended Annual Report on Form 10-K/A of Starfighters Space, Inc. for the year ended December 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Starfighters Space, Inc.

Date:  July 21, 2026

/s/ Tim Franta
Tim Franta, Chief Executive Officer
(Principal Executive Officer)

/s/ David Whitney
David Whitney, Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Starfighters Space, Inc. and will be retained by Starfighters Space, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.